SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                             Form 8-K


                          CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     June 9, 1997

                     SIMPSON INDUSTRIES, INC.
      (Exact name of registrant as specified in its charter)

      MICHIGAN                     0-6611               38-1225111
(State or other jurisdiction    (Commission            (IRS Employer
 of incorporation)               File Number)          Identification No.)


   47603 Halyard Drive, Plymouth, Michigan,            48170
   (Address of Principal executive offices)         (Zip Code)

Registrant's telephone number, including area code    (313) 207-6200


  (Former name or former address, if changed since last report)




ITEM 5 - OTHER EVENTS


The registrant, as of June 9, 1997, announced they have signed a purchase agreement to acquire the Vibration Attenuation Division of Holset Engineering, Ltd., a subsidiary of Cummins Engine Co., Inc.

The proposed transaction is subject to completion of due diligence, the execution of a definitive purchase agreement and certain other conditions.
It is presently anticipated that the purchase would be completed in the second quarter.

The registrant released a press release on June 9, 1997 to disclose the above information per the attached exhibit.


ITEM 7 - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


A)   Not Applicable

B)   Not Applicable

C)   Exhibits:

     99  Press Release dated June 9, 1997





PAGE

                            SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              SIMPSON INDUSTRIES, INC.

                         By:  /S/  JAMES E. GARPOW

                              James E. Garpow
                              Assistant Secretary



Dated:  June 9, 1997